                                                                    Exhibit 10.3

                           STOCK PURCHASE AGREEMENT

                                 by and among


                                 TELLIUM, INC.


                                      and


                               CERTAIN INVESTORS

                           ________________________

                             SERIES D CONVERTIBLE
                                PREFERRED STOCK
                           ________________________



                          Dated as of December 2, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
SECTION 1.           Definitions..............................................................................   -1-
                     -----------
   1.1.              Affiliate................................................................................   -1-
                     ---------
   1.2.              Person...................................................................................   -1-
                     ------
   1.3.              Senior Notes.............................................................................   -1-
                     ------------

SECTION 2.           Certificate of Incorporation.............................................................   -1-
----------           ----------------------------

SECTION 3.           Issuance and Sale of Preferred Shares and Reservation of Reserved Shares; Closing........   -1-
                     ---------------------------------------------------------------------------------
   3.1.              Issuance of Preferred Shares and Reservation of Reserved Shares..........................   -1-
                     ---------------------------------------------------------------
   3.2.              Agreement to Sell and Purchase Preferred Shares..........................................   -2-
                     -----------------------------------------------
   3.3.              The Closing..............................................................................   -2-
                     -----------
   3.4.              Conveyances at Closing...................................................................   -2-
                     ----------------------
   3.5.              Subsequent Sales of Series D Preferred Stock.............................................   -2-
                     --------------------------------------------

SECTION 4.           Representations and Warranties of the Corporation........................................   -3-
                     -------------------------------------------------
   4.1.              Corporate Organization...................................................................   -3-
                     ----------------------
   4.2.              Capitalization; Issuance of Preferred Shares.............................................   -3-
                     --------------------------------------------
   4.3.              Subsidiaries.............................................................................   -5-
                     ------------
   4.4.              Authority................................................................................   -5-
                     ---------
   4.5.              No Violation; No Consent or Approval Required............................................   -6-
                     ---------------------------------------------
   4.6.              Financial Information....................................................................   -6-
                     ---------------------
   4.7.              Conduct of Business......................................................................   -7-
                     -------------------
   4.8.              Litigation...............................................................................   -8-
                     ----------
   4.9.              Labor Agreements and Actions.............................................................   -8-
                     ----------------------------
   4.10.             Absence of Certain Changes or Events.....................................................   -8-
                     ------------------------------------
   4.11.             Title to Properties; Absence of Liens and Encumbrances...................................   -9-
                     ------------------------------------------------------
   4.12.             Intellectual Property....................................................................   -9-
                     ---------------------
   4.13.             Material Contracts.......................................................................  -12-
                     ------------------
   4.14.             Certain Agreements and Employee Benefit Plans............................................  -13-
                     ---------------------------------------------
   4.15.             Taxes....................................................................................  -15-
                     -----
   4.16.             Preferred Stock Offering.................................................................  -16-
                     ------------------------
   4.17.             Insurance................................................................................  -16-
                     ---------
   4.18.             Disclosure...............................................................................  -16-
                     ----------
   4.19.             Brokers..................................................................................  -16-
                     -------
   4.20.             Year 2000................................................................................  -16-
                     ---------
   4.21.             Suppliers and Customers..................................................................  -16-
                     -----------------------
   4.22.             Affiliate Matters........................................................................  -17-
                     -----------------
   4.23.             Use of Proceeds..........................................................................  -17-
                     ---------------

SECTION 5.           Representations and Warranties of the Investors..........................................  -17-
                     -----------------------------------------------
   5.1.              Power and Authority......................................................................  -17-
                     -------------------
   5.2.              No Consent or Approval Required..........................................................  -17-
                     -------------------------------
   5.3.              Investment Representations...............................................................  -17-
                     --------------------------
   5.4.              Certain Representations of RB Investment Partners II, LLC and Comdisco, Inc..............  -18-
                     ---------------------------------------------------------------------------
   5.5.              Certain Representations of Investors Who Have Not Delivered Senior Notes for Cancellation  -19-
                     -----------------------------------------------------------------------------------------

SECTION 6.           Conditions to the Closing................................................................  -19-
                     -------------------------
   6.1.              Corporate Proceedings....................................................................  -19-
                     ---------------------
   6.2.              No Action................................................................................  -19-
                     ---------
   6.3.              Filing of Certificate of Incorporation...................................................  -19-
                     --------------------------------------
   6.4.              Stockholders Agreement...................................................................  -20-
                     ----------------------
   6.5.              Certificates, Instruments and Documents..................................................  -20-
                     ---------------------------------------
   6.6.              Opinion of Counsel.......................................................................  -20-
                     ------------------
   6.7               Extant...................................................................................  -20-
                     ------
   6.8               Option Plan..............................................................................  -20-
                     -----------
   6.9               Investor Designees.......................................................................  -20-
                     ------------------
   6.10              Restated Agreement.......................................................................  -20-
                     ------------------

SECTION 7.           Post-Closing Covenants...................................................................  -20-
                     ----------------------
   7.1.              Access to Records and Management.........................................................  -20-
                     --------------------------------
   7.2.              Financial Reports........................................................................  -21-
                     -----------------
   7.3.              Non-Voting Observer......................................................................  -24-
                     -------------------
   7.4.              Qualified IPO............................................................................  -25-
                     -------------

SECTION 8.           Restriction on Transfer..................................................................  -25-
                     -----------------------

SECTION 9.           Transfer Taxes...........................................................................  -27-
                     --------------

SECTION 10.          Exchanges; Lost, Stolen or Mutilated Certificates........................................  -27-
                     -------------------------------------------------

SECTION 11.          Survival of Representations, Warranties and Agreements, Etc..............................  -27-
                     -----------------------------------------------------------

SECTION 12.          Indemnification..........................................................................  -27-
                     ---------------

SECTION 13.          Remedies.................................................................................  -28-
                     --------

SECTION 14.          Successors and Assigns...................................................................  -28-
                     ----------------------

SECTION 15.          Entire Agreement.........................................................................  -28-
                     ----------------

SECTION 16.          Notices..................................................................................  -29-
                     -------

SECTION 17.          Changes..................................................................................  -29-
                     -------

SECTION 18.          Counterparts.............................................................................  -29-
                     ------------

SECTION 19.          Headings.................................................................................  -29-
                     --------

SECTION 20.          Nouns and Pronouns.......................................................................  -29-
                     ------------------

SECTION 21.          Governing Law............................................................................  -30-
                     -------------

                                 ATTACHMENTS
                                 -----------



SCHEDULES
---------

Corporation Disclosure Schedule
Schedule I    -   Investors
Schedule 5.2  -   Investor Consents

EXHIBITS
--------

Exhibit A     -   Certificate of Incorporation
Exhibit B     -   Stockholders Agreement

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of December 2, 1999, is entered into by and among Tellium, Inc., a Delaware corporation (the "Corporation"), and the investors listed on Schedule I attached hereto (together with Cisco, collectively the "Investors").

     SECTION 1.  Definitions.  As used herein, the terms below shall have the
     ----------  -----------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or the plural, depending upon the reference.

     1.1.  Affiliate.  The term "Affiliate" shall mean with respect to any
           ---------
person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such first person or entity (for purposes of this definition, "control" as used with respect to a person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person or entity, whether by ownership of voting securities, by contract or otherwise).

     1.2.  Person.  The term "Person" shall mean any individual, firm,
           ------
corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

     1.3.  Senior Notes.    The term "Senior Notes" shall mean the Senior
           -------------
Promissory Notes of the Corporation dated as of June 30, 1999 in the aggregate principal amount at maturity of $5,000,000. The accrued and unpaid interest on the Senior Notes as of the date hereof is set forth on Schedule I.

     SECTION 2.  Certificate of Incorporation.  Prior to the execution and
     ----------  ----------------------------
delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), a true and complete copy of which is attached hereto as Exhibit A. Article Four thereof, among other
                            ---------
things, (i) authorizes 21,112,268 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), and designates 6,025,000 shares as Series D Preferred Stock (the "Series D Preferred Stock") and (ii) sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series D Preferred Stock.

     SECTION 3.  Issuance and Sale of Preferred Shares and Reservation of
     ----------  --------------------------------------------------------
Reserved Shares; Closing.
------------------------

     3.1.  Issuance of Preferred Shares and Reservation of Reserved Shares.
           ---------------------------------------------------------------
Subject to the terms and conditions hereof, the Corporation has authorized the issuance on the Initial Closing Date (as defined in Section 3.3 hereof) of an aggregate of 4,371,582 shares of Series D Preferred Stock and on the Subsequent Closing Dates (as defined below) of an aggregate of up to

1,639,347 shares of Series D Preferred Stock (such shares of Series D Preferred Stock being sometimes hereinafter referred to as the "Preferred Shares"), and the reservation of 6,025,000 shares of common stock, $0.001 par value (the "Common Stock"), of the Corporation for issuance upon conversion of the Preferred Shares (such reserved Common Stock being sometimes hereinafter referred to as the "Reserved Shares").

     3.2.  Agreement to Sell and Purchase Preferred Shares.  Subject to the
           -----------------------------------------------
terms and conditions hereof, the Corporation shall issue to each Investor and each Investor, severally and not jointly, shall acquire from the Corporation at the Initial Closing (as defined in Section 3.3 hereof) the number of Preferred Shares set forth opposite the name of such Investor on Schedule I hereto free and clear of all liens, encumbrances and restrictions of any kind (except for those imposed by the Certificate of Incorporation, the Stockholders Agreement, this Agreement or applicable securities laws). The per share purchase price to be paid by such Investor shall be $9.15 (the "Purchase Price"). Any expenses of the Investors in connection with the transactions contemplated hereby which are borne by the Corporation shall be treated as a purchase price adjustment.

     3.3.  The Closing.  The initial closing (the "Initial Closing") hereunder
           -----------
with respect to the transactions contemplated hereby is taking place on the date hereof at the offices of Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901 (the date hereof sometimes being referred to herein as the "Closing Date").

     3.4.  Conveyances at Closing.  At the Closing, the Corporation shall
           ----------------------
deliver to each Investor a certificate or certificates, registered in the name of such Investor, representing that number of Preferred Shares being purchased by such Investor against receipt by the Corporation of (i) a check payable to the Corporation or a wire transfer to an account designated by the Corporation and/or (ii) a surrendered Senior Note (for which credit shall be given by the Corporation for both unpaid principal and accrued and unpaid interest (other than accrued interest from and after the December 1, 1999, if any, which shall be paid in cash by the Company promptly after the Initial Closing)), in either or both cases, in the full amount of the aggregate Purchase Price for the Preferred Shares being purchased by such Investor at the Closing.

     3.5.   Subsequent Sales of Series D Preferred Stock.  It is anticipated
            --------------------------------------------
that certain purchasers may not purchase Series D Preferred Stock at the Initial Closing, but may acquire Series D Preferred Stock in an aggregate amount not to exceed 1,639,347 shares of Series D Preferred Stock at the Purchase Price at no more than three additional closings (each, a "Subsequent Closing" and together with the Initial Closing, the "Closings") no later than December 22, 1999. Any purchaser at a Subsequent Closing shall be acceptable to TWP (as defined in the Stockholders Agreement); provided that up to 546,450 shares of Series D Preferred Stock may be sold to one or more strategic investors or other persons (as identified by a majority of the Corporation's Board of Directors) at a Subsequent Closing without TWP's consent and, provided, further, that 273,224
                                              --------  -------
shares of Series D Preferred Stock may be sold to Science Applications Research Inc. and/or Science Applications International Corporation without TWP's consent. Any such sales of Series D Preferred Stock shall be made on the terms and conditions set forth in this Agreement and shall be considered to have been issued pursuant hereto. Any Series D Preferred Stock sold pursuant to this
Section 3.5 shall be deemed to be "Preferred Shares" for all purposes under this Agreement and shall be deemed to be "Preferred Stock" and "Registrable Securities" for all purposes of the Stockholders Agreement. Upon execution and delivery of a counterpart to this Agreement, the purchasers thereof shall be deemed to be "Investors" for all purposes of this Agreement and shall be deemed to be "Qualified Offerees" and "Stockholders" as of the date of this Agreement for all purposes of the Stockholders Agreement and Schedule I hereto shall be amended to add such parties.

     SECTION 4.  Representations and Warranties of the Corporation.  As of the
     ----------  -------------------------------------------------
date hereof, the Corporation hereby represents and warrants to each Investor, except as and to the extent set forth in a disclosure schedule (the "Corporation Disclosure Schedule") attached hereto setting forth exceptions specified therein to the representations and warranties contained in this Section 4, as follows:

     4.1.  Corporate Organization.  The Corporation is a corporation duly
           ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all necessary governmental franchises, licenses, permits, authorizations and approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the conduct or nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. As used herein the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, prospects, results of operations or condition (financial or otherwise) of the Corporation taken as a whole or on the ability of the Corporation to consummate the transactions contemplated hereby.

     4.2.  Capitalization; Issuance of Preferred Shares.
           --------------------------------------------

          (a) As of the date hereof, the authorized capital stock of the Corporation consists of the following:

              (i) 21,112,268 shares of Preferred Stock, of which (A) 10,433,334 shares are designated as Series A Preferred Stock, 9,183,334 of which are issued and outstanding, 1,000,000 of which are reserved for issuance upon exercise of the Series A Warrants (as defined in the Stockholders Agreement) and 250,000 of which are reserved for issuance upon conversion of the Series B Preferred Stock,
(B) 250,000 shares are designated Series B Preferred Stock, 233,333 of which are issued and outstanding, (C) 4,403,934 shares are designated Series C Preferred Stock, of which 2,545,339 are outstanding and 29,509 are reserved for issuance upon exercise of warrants issued or issuable to Comdisco, Inc. pursuant to the Comdisco Warrants (as defined in the Stockholders Agreement), and (D) 6,025,000 shares are designated Series D Preferred Stock, of which 4,371,582 (as of December 1, 1999), after giving effect to the transactions contemplated by this Agreement to occur at the Initial Closing, will be issued and outstanding and of which up to 6,010,932 shares will be issued and outstanding after giving effect to the Initial Closing and, if the same shall occur, the Subsequent Closings. Such shares of outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been duly authorized and validly issued, are nonassessable and fully paid and are convertible into an aggregate of 11,962,006 shares of Common Stock and are free of restrictions on transfer other than restrictions on transfer under the purchase agreements under which such shares were purchased and under the Amended and Restated Stockholders Agreement dated as of December 1, 1999 among the Corporation, the Investors and the other stockholders party thereto in the form of Exhibit B hereto (the "Stockholders Agreement") and under applicable state and federal securities laws. None of the outstanding shares of Preferred Stock were issued, offered or sold by the Company in violation of any applicable federal or state securities laws. The Preferred Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized and validly issued, nonassessable and fully paid and will be convertible, after giving effect to the Closings, into up to 6,010,932 shares of Common Stock in accordance with the Certificate of Incorporation free and clear of all liens, encumbrances and restrictions of any kind (except for those imposed by the Certificate of Incorporation, the Stockholders Agreement, this Agreement or applicable securities laws).

              (ii) 60,000,000 shares of Common Stock, 897,475 shares of which are outstanding and are duly authorized and validly issued, nonassessable and fully paid. None of the outstanding shares of Common Stock were issued, offered or sold by the Company in violation of any applicable federal or state securities laws.

          (b) Section 4.2 of the Corporation Disclosure Schedule contains capitalization tables for the Corporation showing the current ownership of the Common Stock and Preferred Stock, without giving effect to the transactions contemplated by this Agreement. There are no treasury shares held by the Corporation.

          (c) Schedule 4.2 of the Corporation Disclosure Schedule sets forth a complete and accurate list of all outstanding stock options and warrants of the Corporation, indicating the number of shares and type of capital stock issuable upon exercise thereof, the current exercise price (after giving effect to the transactions contemplated hereby) and the current ownership thereof. As of the date hereof 18,208,545 shares of Common Stock have been reserved for issuance upon exercise of such stock options and warrants (or upon conversion of shares of Series A Preferred Stock or Series C Preferred Stock issuable upon exercise of such warrants). Schedule 4.2 of the Corporation Disclosure Schedule sets forth true and complete forms of warrant and forms of employee option agreement and there are no outstanding warrants or employee options other than in the forms set forth on Section 4.2 of the Corporation Disclosure Schedule or as expressly described therein. Except as noted in Section 4.2 of the Corporation Disclosure Schedule, all holders of such stock options and warrants have agreed to restrictions attached to such Section 4.2.

          (d) The Common Stock issuable upon conversion of the issued and outstanding Preferred Stock and the Preferred Stock to be issued hereunder has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the purchase agreements pursuant to which the Preferred Stock was issued, this Agreement and the Stockholders Agreement and under applicable state and federal securities laws. The Corporation has reserved sufficient authorized, but unissued, Common Stock for issuance upon conversion of the Preferred Stock.

          (e) Except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) outstanding options ("Stock Options") to purchase that number of shares of Common Stock set forth in Section 4.2 of the Corporation Disclosure Schedule pursuant to the Corporation's Amended and Restated 1997 Stock Option Plan (the "Stock Option Plan"), (iii) the Series A Warrants, the Extant Warrants and the Comdisco Warrants (each as defined in the Stockholders Agreement) and
(iv) the rights provided in the Stockholders Agreement, there are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements, arrangements, commitments or understandings for any such rights) outstanding to purchase or otherwise obtain from the Corporation any of the Corporation's Common Stock (all such rights, options, warrants, conversion privileges or other rights, collectively, "Common Stock Equivalents"), or other securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Corporation.

          (f) Except for the Certificate of Incorporation and the Stockholders Agreement, there are no voting trusts or other agreements or understandings to which the Corporation or, to the knowledge of the Corporation, any shareholder is a party with respect to the voting of the capital stock of the Corporation or relating to dividends or dispositions or providing for registration rights of any kind.

     4.3.  Subsidiaries.  The Corporation does not own, directly or
           ------------
indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     4.4.  Authority.  The Corporation has the full power and authority to
           ---------
enter into this Agreement and the Stockholders Agreement, to issue and sell the Series D Preferred Stock to be sold hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by the Corporation with respect to the execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby. Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by each of the Investors, constitutes a valid and binding obligation of, the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and to general equity principles.

     4.5.  No Violation; No Consent or Approval Required.
           ---------------------------------------------

           (a) Neither the execution and delivery of this Agreement or the Stockholders Agreement by the Corporation nor the consummation by the Corporation of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Corporation, or (ii) violate or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Corporation under or require any notice, consent or waiver under, any of the terms, conditions or provisions of (x) any Material Contract, note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets are bound or (y) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Corporation or to which it or any of its properties or assets may be subject.

           (b) No consent, approval or authorization of, or declaration to or filing with, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), or other third party is required to be made by or obtained for consummation of the transactions contemplated hereby, other than (i) the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, which has been accomplished, and (ii) those consents, approvals, authorizations, declarations or filings which have been or will timely be obtained or made, as the case may be, and which are identified on Section 4.5 of the Corporation Disclosure Schedule. The Corporation has obtained all requisite consents to amend the Certificate of Incorporation into the form attached hereto as Exhibit A. The Certificate of Incorporation has been duly filed and is in full force and effect.

     4.6.  Financial Information. Section 4.6 of the Corporation Disclosure
           ---------------------
Schedule consists of the following financial statements of the Corporation: (i) audited financial statements for the year ended December 31, 1998; and (ii) an unaudited internally prepared balance sheet, operating statement and cash flow statement as of and for the nine months ended September 30, 1999. The audited financial statements referred to in clause (i) of this Section 4.6 and the unaudited financial statements referred to in clause (ii) of this Section 4.6, together with the footnotes and supporting schedules in respect of such financial statements, are collectively referred to as the "Financial Statements."

           (a) The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Corporation as of the respective dates thereof and the results of operations and cash flows for the respective periods then ended, subject to normal year-end adjustments with respect to the interim financial statements and are materially consistent with the books and records of the Corporation.
           (b) The Financial Statements set forth all the liabilities of the Corporation (whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due or accrued or unaccrued) of whatever nature at the date thereof, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations under contracts, commitments, agreements set forth on the Corporation Disclosure Schedule (but not liabilities for breaches thereof), and except for contractual liabilities and obligations (but not liabilities for breaches thereof) which are not required under GAAP to be set forth on the Financial Statements and which in the aggregate are not material.

     4.7.  Conduct of Business.
           -------------------

           (a) The business of the Corporation, as presently conducted, is not being conducted in default or violation of any term, condition or provision of
(i) the Certificate of Incorporation or Bylaws of the Corporation, or (ii) any Material Contract, note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation to which the Corporation is a party or by which the Corporation or any of its properties or assets may be bound, or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Corporation, excluding from the foregoing clauses (ii) and (iii) defaults or violations that would not be material.

           (b) The Corporation is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, its business and the ownership of its assets. The Corporation has all certificates, authorizations, licenses, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that are material to the conduct of the business of the Corporation (collectively, "Permits"). (i) All Permits are in full force and effect, (ii) no material violations are or have been recorded in respect of any Permit, and (iii) no proceeding is pending or, to the knowledge of the Corporation, threatened to revoke or limit any Permit.

     4.8.  Litigation.  There is no private or governmental action, suit,
           ----------
proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its properties or pending or threatened against any of its respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Corporation, or, to the knowledge of the Corporation, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or the Stockholders Agreement, or that could reasonably be expected to have a Material Adverse Effect. Schedule 4.8 lists all litigation that the Corporation has commenced and is pending against other parties.

     4.9.  Labor Agreements and Actions.
           ----------------------------

           (a) The Corporation is not bound by or subject to any written contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Corporation, has sought to represent any of the employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending, or to the knowledge of the Corporation, threatened, nor is the Corporation aware of any labor organization activity involving its employees.

           (b) Except as set forth in Section 4.9 of the Corporation Disclosure Schedule, the employment of each officer and employee of the Corporation is terminable at the will of the Corporation, and the Corporation has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock.

           (c) The Corporation has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Corporation has withheld all amounts required by law or agreement to be withheld from the wages, salaries or other payments made to any individual and has paid all required amounts over to the appropriate governmental authority.

     4.10. Absence of Certain Changes or Events.  Since September 30, 1999,
           ------------------------------------
except for the issuance of certain Stock Options set forth in Section 4.2 of the Corporation Disclosure Schedule, except for any other matters referred to in
Section 4.10 of the Corporation Disclosure Schedule, and except for the transactions contemplated by this Agreement, the Corporation has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material damage, destruction or loss, whether covered by insurance or not, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Preferred Stock or Common Stock or Common Stock Equivalent or any redemption, purchase or other acquisition by the Corporation of any of its securities, (iii) any change in the business, operations, properties, prospects, condition (financial or otherwise) or assets of the Corporation having a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Corporation, (v) any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Corporation in its accounting methods, principles or practices,
(vii) any revaluation by the Corporation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Corporation.

     4.11. Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a)  The Corporation does not own any real property.

           (b) Section 4.11 of the Corporation Disclosure Schedule sets forth a complete and accurate list of all real property leased by the Corporation. Such leases are valid and enforceable by the Corporation in accordance with their terms. The Corporation has not received any notice of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such leases and such property or assets are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

           (c) The Corporation owns or has valid leasehold interests in all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except for such imperfections of title and encumbrances, if any, that do not materially detract from the value, or interfere with the use of, the property subject thereto or affected thereby and such property or assets are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

     4.12. Intellectual Property.
           ---------------------

           (a) The Corporation either owns, has a valid license, sublicense, agreement or permission, has filed a valid application with respect to, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith,
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), and (vii) all other proprietary rights (collectively defined herein as "Intellectual Property") necessary for the operation or conduct of its business as presently conducted or as currently proposed to be conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Corporation Intellectual Property Rights") and has taken, through the date hereof, all action which is reasonably required to preserve, renew and extend all such intellectual property rights which in the Corporation's reasonable business judgment is necessary for the operation or conduct of its business as presently conducted or as currently proposed to be conducted. The Corporation has not licensed any of the Corporation

Intellectual Property Rights in source code form owned by the Corporation to any third party or entered into any exclusive agreement relating to the Corporation Intellectual Property Rights owned by the Corporation with any third party. Nothing in this Section 4.12(a) is intended to constitute a representation with respect to any of the matters addressed by Section 4.12(c)(ii), and to the extent that there is a conflict between this Section 4.12(a) and Section 4.12(c)(ii), Section 4.12(c)(ii) shall control.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement to which the Corporation or any of its employees is a party governing any Corporation Intellectual Property Rights, including but not limited to any patent, copyright, trademark, trade secret or other Intellectual Property Rights licensed by, or to, the Corporation, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Corporation Intellectual Property Rights or materially impair the right of the Corporation in or to use, sell, enforce, license or otherwise exploit any Corporation Intellectual Property Rights or portion thereof.

          (c) Except as set forth in Section 4.12 of the Corporation Disclosure Schedule, neither the operation of the Corporation's business, nor the manufacture, marketing, license, sale or offer for sale or use or intended use of any product, service or technology currently licensed, manufactured, distributed, used, sold, offered for sale or under development by the Corporation (i) knowingly (after reasonable inquiry into the matter) violates in any material respect any intellectual property license or intellectual property agreement between the Corporation and any third party or (ii) to the Corporation's knowledge, infringes any patents, copyright, trademark, trade secret or other intellectual property right of any third party. There is no pending or, to the knowledge of the Corporation, threatened claim or litigation involving the Corporation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any Corporation Intellectual Property Rights nor is any Corporation Intellectual Property Right subject to any outstanding injunction, judgment, order, decree ruling or charge. Except as set forth in Section 4.12 of the Corporation Disclosure Schedule, the Corporation has not received any notice asserting that any Corporation Intellectual Property Rights or the proposed use, sale, license or disposition thereof conflicts with
the rights of any other party.   To the knowledge of the Corporation, no third
party is infringing on any of the Corporation Intellectual Property Rights.

          (d) Section 4.12 of the Corporation Disclosure Schedule lists all patents, patent applications, federally registered trademarks and service marks, pending or abandoned applications for federal trademark or service mark registration, material unregistered trademarks, service marks, corporate names and trade names, domain names, copyright registrations, copyright applications, mask work registrations, mask work applications, licenses, sublicense agreements and permissions included in the Corporation Intellectual Property Rights, in each case pending or issued, including, in the case of patents and patent applications, the jurisdictions in which each such Corporation Intellectual Property Right has been issued or registered or in which any application for such issuance and registration has been filed.

           (e) The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Corporation or that would conflict with the Corporation's business as presently conducted or as presently proposed to be conducted or the Corporation Intellectual Property Rights.

           (f) The Corporation does not and will not need, in order to conduct the Corporation's business as presently conducted and as presently proposed to be conducted, to utilize any inventions of any of its employees, former employees (or persons it currently intends to hire) made while not employed by the Corporation and rights to which have not been provided to the Corporation.

           (g) The Corporation has obtained valid and effective assignments, or has the right pursuant to a written agreement to obtain an assignment, from all of its employees, former employees, independent contractors, and former independent contractors (collectively defined herein as "Inventors") of all of such Inventors' rights in any Intellectual Property developed by such Inventors while employed by or under contract with the Corporation.

           (h) For each item of Corporation Intellectual Property Rights which is an application, including but not limited to patent applications, trademark applications, service mark applications, copyright applications, or mask work applications, the Corporation has the right to require the applicant to transfer ownership to the Corporation of the application and of the registration once it issues.

           (i) The transactions contemplated hereby to occur at the Initial Closing constitute an investment in the Corporation of at least twelve million dollars ($12,000,000) as described in Section 5.10 (i) of the Restated and Amended Intellectual Property Agreement by and between Bell Communications Research, Inc. (now known as Telcordia Technologies, Inc.) and Tellium, Inc. dated December 30, 1998 ("Restated Agreement"), and prior to the Closing Date, none of the events listed therein in clauses (i) through (vi) have occurred which would result in a termination of the Restated Agreement and a reinstatement of the Intellectual Property Agreement by and between Bell Communications Research, Inc. (now known as Telcordia Technologies, Inc.) and MWD, Inc. dated May 8, 1997 as set forth thereunder, and accordingly such reinstatement has not occurred and will not occur in the future.

           (j) The Corporation has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets, and has entered into confidential information/non-disclosure agreements in the form attached to
Section 4.12 of the Corporation Disclosure Schedule with each of its officers, employees, and independent contractors.

     4.13. Material Contracts. Except for grants under the Stock Option Plan
           ------------------
and as identified in Section 4.13 of the Corporation Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors, affiliates, or any affiliate thereof. Except for the contracts identified in Section 4.13 of the Corporation Disclosure Schedule (the "Material Contracts"), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Corporation is a party or by which it is bound, that involve (i) obligations (contingent or otherwise) of, or payments to, the Corporation in excess of two hundred fifty thousand ($250,000) dollars, other than purchase orders in individual amounts of less than five hundred thousand ($500,000) dollars received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Corporation, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell the Corporation's products to any third person, (iv) any agreement (other than in the ordinary cause) relating to the acquisition or disposition of any assets; (v) any agreement granting a lien or encumbrance on the Corporation's assets or properties; (vi) any indenture, mortgage, note, bond or other evidence of indebtedness, any credit or similar agreement (including any capitalized lease obligations) under which the Corporation has borrowed any money, and any guarantee of or agreement to acquire any such obligation, of any other Person; (vii) any written arrangement requiring the Corporation to perform research and development activities with respect to any product or proposed product or to develop or market any product or proposed product; or (viii) any arrangement under which the consequences of a default or termination could have a Material Adverse Effect or could result in the granting to any third party of any rights in or to any material assets of the Corporation. Each Material Contract is in full force and effect except as the same may have expired in accordance with its terms, the Corporation has not received any written assertion of default under any Material Contract, and the Corporation has not received any notice related to any termination or material change to, nor is there any right or consent under, any of the Material Contracts as a result of the transactions contemplated by this Agreement or otherwise. The Corporation is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect of any of the Material Contracts (provided, however, that nothing in this sentence is intended to constitute a representation with respect to any of the matters addressed by Section 4.12(c)(i), and to the extent that there is a conflict between this sentence and Section 4.12(c)(i), Section 4.12(c)(i) shall control). The Corporation has not received any notice of the intention of any party to the Material Contracts to terminate any such contract. The Corporation is not a party to, nor has it any obligation under, any contract or agreement, written or oral, which contains any covenants limiting in any material respect the freedom of the Corporation to engage in its business as currently conducted anywhere in the world or to compete in its business with any entity anywhere in the world or to enter into any new line of business.

     4.14.  Certain Agreements and Employee Benefit Plans.
            ---------------------------------------------

            (a) The Corporation is not a party to any (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice without material liability to the Corporation, (ii) agreement with any executive officer or other key employee of the Corporation (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Corporation of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan or other plan or agreement, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (b) Section 4.14 of the Corporation Disclosure Schedule contains a true and complete summary or list of, or otherwise describes, (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Corporation is a party, with respect to which the Corporation has any obligations which are material in amount and which are maintained, contributed to or sponsored by the Corporation for the benefit of any current or former employee, officer or director of the Corporation and (ii) each employee benefit plan for which the Corporation could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Corporation remains secondarily liable under Section 4204 of ERISA (collectively, the "Material Plans"). Each Material Plan is in writing and the Corporation has previously provided to the Investors a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, to the extent applicable, (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Material Plan, and
(v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. The Corporation has no commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, other than the Material Plans, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred with respect to such Material Plan which could be reasonably expected to cause the loss of such qualification. The Corporation has no liability (contingent or otherwise) with respect to any employee benefit plan covered by Title IV of ERISA whether or not such plan is maintained, contributed to or sponsored by the Corporation.
Neither the Corporation nor, to the Corporation's knowledge, any officer or director of the Corporation or any fiduciary of any Material Plan has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. Each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or, to the Corporation's knowledge, threatened claims which have been asserted or instituted against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought or, to the knowledge of the Corporation, is threatened against or with respect to any such Material Plan. No Material Plan is under audit or investigation by any governmental agency or authority. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

            (c) Operating Company. Immediately following each Closing, the
                -----------------
Corporation will be primarily engaged in the production or sale of a product or service other than the investment of capital within the meaning of Department of Labor Regulation Sections 2510.3-101(c), (d) or (e).

            (d) Section 4.2 of the Corporation Disclosure Schedule contains a true and correct list of each person who holds, or who has been given a commitment by the Corporation to be issued, any Stock Option pursuant to the Stock Option Plan as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant or anticipated grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive Stock Option within the meaning of Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such Stock Option. Section 4.2 of the Corporation Disclosure Schedule also sets forth the aggregate number of ISO's and nonqualified stock options outstanding as of the date hereof.

     4.15.  Taxes.
            -----

            (a) The Corporation has timely filed (taking into account any extension of time within which to file) all federal income Tax Returns and all other material Tax Returns that are required to be filed by it and all such Tax Returns are true and correct in all material respects. The Corporation has paid, or adequately provided for on its Financial Statements, all Taxes that are due from the Corporation. No material tax liens have been filed and no material deficiencies or claims are being proposed or asserted in writing with respect to any Taxes. All Taxes which the Corporation is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld and timely paid over to the appropriate taxing authority.

            (b) The income Tax Returns of the Corporation have not been examined by the IRS or any other taxing authority, and no such examination is pending or, to the knowledge of the Corporation, threatened. No waivers, extensions or comparable consents of the time to assess any Income Taxes of the Corporation are currently outstanding.

            (c) The Corporation has never been a member of an affiliated group filing consolidated returns for federal income Tax purposes. The Corporation is not a party to any Tax allocation, Tax indemnity or Tax sharing agreement and is not liable for the Taxes of any other Person by operation of law.

            (d) For purposes of this Agreement: (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto), imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, escheat, stamp, transfer, value added or gains taxes, license, registration and documentation fees; and customs' duties, tariffs and similar charges; (ii) "Income Tax" means federal income Tax and state and local income and franchise Taxes imposed on or measured by net income; and (iii) "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     4.16.  Preferred Stock Offering.  Subject to the truth and accuracy of the
            ------------------------
representations and warranties of the Investors set forth in Section 5, the offer, sale and issuance of the Preferred Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, subject to any post-Closing filings required by state "blue sky" laws.

     4.17.  Insurance.  All the insurable properties of the Corporation are
            ---------
insured for the benefit of the Corporation in such amounts, with such deductibles and against such risks and losses as are reasonably deemed adequate by the Corporation with respect to risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

     4.18.  Disclosure.  Neither this Agreement nor any certificate, instrument
            ----------
or written statement furnished or made to the Investors by or on behalf of the Corporation in connection with this Agreement contains any untrue statement of a material fact or, taken as a whole with all other statements, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made. The financial projections prepared by the Corporation and included in
Section 4.18 of the Corporation Disclosure Schedule have been prepared by the Corporation in good faith based on assumptions that the Corporation believes to be reasonable, although no representation or warranty is made that the results set forth in such projections will be achieved or realized.

     4.19.  Brokers.  Such person has not nor have any of its officers,
            -------
directors, employees or stockholders employed any broker, finder or placement agent in connection with the transactions contemplated by this Agreement.

     4.20.  Year 2000.  Any reprogramming required to permit the proper
            ---------
functioning in and following the Year 2000 of (i) the computer systems of the Corporation and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Corporation or interface) and the testing of all such systems and equipment, as so reprogrammed, was materially complete by October 31, 1999. The cost to the Corporation of such reprogramming and testing and of the reasonably foreseeable consequences of the occurrence of the year 2000 to the Corporation (including reprogramming errors and the failure of others' systems or equipment) is not reasonably expected to result in a Material Adverse Effect. Except for the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Corporation is and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Corporation to conduct its businesses without Material Adverse Effect.

     4.21.  Suppliers and Customers.  The Corporation has no knowledge of any
            -----------------------
termination, cancellation or threatened termination or cancellation or limitation of, or any material modification or change in, or expressed material dissatisfaction with the business relationship between the Corporation and any supplier, vendor, customer or client of the Corporation, in each case, in which termination, cancellation or material adverse modification would have a material adverse effect on any material business relationship.

     4.22.  Affiliate Matters.  Except as set forth in Section 4.22 of the
            -----------------
Corporation Disclosure Schedule, no affiliate of the Corporation and, to the Corporation's knowledge, no other party or affiliate of any party (other than the Corporation) (a) owns or has any interest in any property or right, tangible or intangible, which is used by or pertains to the business of the Corporation,
(b) to the Corporation's knowledge, has any claim or cause of action against the Corporation, (c) owes any money to the Corporation, or (d) is a party to, or, to the knowledge of the Corporation, has a direct or indirect ownership or economic interest in any Person who is a party to, any contract or other arrangement (written or oral) or business relationship with the Corporation (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 4.22 of the Corporation Disclosure Schedule summarizes any Related Party Transactions between the Corporation and any such affiliate or any party or affiliate of any party which are currently in effect or reflected in the Financial Statements.

     4.23.  Use of Proceeds. The net proceeds from the sale of Preferred Shares
            ---------------
will be used for general corporate purposes.

     SECTION 5.  Representations and Warranties of the Investors.  Each
     ---------   -----------------------------------------------
Investor hereby, severally as to itself only, represents and warrants to the Corporation as follows:

     5.1.  Power and Authority.  Such Investor has full power and authority to
           -------------------
enter into this Agreement, to purchase Preferred Shares to be sold by the Corporation hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by such Investor with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the Corporation and the other Investors, constitutes a valid and binding obligation of, such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and to general equity principles.

     5.2.  No Consent or Approval Required.  No consent, approval or
           -------------------------------
authorization of, or declaration to or filing with, any Governmental Entity or other third party is required for consummation of the transactions contemplated hereby.

     5.3.  Investment Representations.
           --------------------------

           (a) Such Investor is and will be acquiring the Preferred Shares to be purchased by such Investor hereunder and, in the event that such Investor should acquire any Reserved Shares, that such Investor will be acquiring such Reserved Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") except that such Investor may make certain transfers as provided herein and under the Stockholders Agreement.

           (b) Such Investor understands that (i) the Preferred Shares have not been, and that the Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in transactions exempt from the registration requirements of the Securities Act and the Corporation's reliance on such exemption is predicated upon such Investor's representations set forth herein and (ii) the Preferred Shares and the Reserved Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

           (c) Such Investor further understands that, with respect to the Reserved Shares, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford a basis for sales only in limited amounts.

           (d) Such Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act, with its principal executive office or residence (in the case of any individual Investor) located at the address set forth under such Investor's name on Schedule I.

           (e) Such Investor agrees that the Corporation may place a legend on the certificates delivered hereunder stating that the Preferred Shares and any Reserved Shares have not been registered under the Securities Act, and, therefore cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available, and that the Corporation may place stop transfer orders on the transfer books of the Corporation.

     5.4.  Certain Representations of RB Investment Partners II, LLC and
           -------------------------------------------------------------
Comdisco, Inc.
-------------

           (a) RB Investment Partners II, LLC represents and warrants on behalf of itself and its affiliates (including Ramsey Beirne Associates, Inc.) that the issuance of Series D

Preferred Stock to it at the Initial Closing satisfies all obligations of the Corporation to issue capital stock or other securities of the Corporation to RB Investment Partners II, LLC or its affiliates (including Ramsey Beirne Associates, Inc.).

           (b) Comdisco, Inc. represents and warrants that the issuance of Series D Preferred Stock to it at the Initial Closing and the issuance of the Comdisco Warrants to purchase an aggregate of 29,509 shares of Series C Preferred Stock satisfy all obligations of the Corporation to issue capital stock or other securities of the Corporation to Comdisco, Inc. (and Comdisco, Inc. is entitled to no additional capital stock or warrants, whether now or in the future, including under Section 8(e) of the Comdisco Warrants), other than rights as a party to the Stockholders Agreement. Comdisco, Inc. confirms that it is concurrently executing the Stockholders Agreement (which will cover the Series D Preferred Stock, the Comdisco Warrants and all shares issuable upon subsequent conversions or exercises) instead of the existing Stockholders Agreement of the Corporation dated as of February 11, 1999.

     5.5.  Certain Representations of Investors Who Have Not Delivered Senior
           ------------------------------------------------------------------
Notes for Cancellation. Each Investor who has not tendered its Senior Note to
----------------------
the Corporation hereby certifies and confirms to the Corporation that (i) the delivery to such Investor (or to Finn Dixon & Herling LLP, as counsel to the Corporation, for delivery to such Investor) on this date of the shares of Series D Preferred Stock listed opposite such Investor's name on Schedule I shall constitute full and complete payment for all amounts due to such Investor under such Senior Note, (ii) upon such delivery, the Corporation will not be indebted to such Investor for any reason whatsoever under such Senior Note and (iii) such Senior Note shall be automatically canceled and all obligations of the Corporation under such Senior Note will be automatically terminated.

     SECTION 6.  Conditions to the Closing.  The several obligations of each
     ---------   -------------------------
Investor to purchase and pay for Preferred Shares at the Closing are subject to satisfaction of the following conditions, any of which may be waived by each Investor, as to itself only:

     6.1.  Corporate Proceedings.  All corporate and other proceedings to be
           ---------------------
taken and all waivers and consents, approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance of the transactions contemplated thereby, including, but not limited to, the issuance, sale and delivery of the Preferred Shares and the reservation of the Reserved Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to such Closing which may be required under applicable federal and state securities or "blue sky" laws which, if required, shall be filed on a timely basis as may be so required), and all documents incident thereto shall be satisfactory in form and substance to the Investor and to its counsel. The Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

     6.2.  No Action.  No action or proceeding shall have been instituted
           ---------
before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of such transactions.

     6.3.  Filing of Certificate of Incorporation.  The Certificate of
           --------------------------------------
Incorporation shall have been filed with and accepted by the Secretary of State of the State of Delaware, and a copy of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, shall have been delivered to the Investor.

     6.4.  Stockholders Agreement.  The Existing Stockholders Agreement (as
           ----------------------
defined in the Stockholders Agreement) shall have been amended and restated by all of the parties thereto in accordance with its terms and the Stockholders Agreement shall have been executed and delivered by the Corporation, the Investors and the other stockholders party thereto. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Stockholders Agreement, including, among other things, the placement of the legends required to be placed on securities owned by such parties.

     6.5.  Certificates, Instruments and Documents.  The Corporation and the
           ---------------------------------------
Investor shall have delivered the certificates and instruments referred to in
Section 3.4 hereof.

     6.6.  Opinion of Counsel.  The Corporation shall have delivered to the
           ------------------
Investor an opinion of counsel dated the Closing Date in form and substance reasonably satisfactory to the Investor.

     6.7   Extant.  The Corporation shall have received from Extant, Inc. a
           ------
consent to amend the antidilution provisions of the outstanding warrants to purchase Common Stock held by Extant, Inc. such that the 15% basket referred to in Section 11.5(iii) of the Extant Warrants shall be increased to 25%.

     6.8   Option Plan.  The Compensation Committee and the Board of Directors
           -----------
of the Corporation shall have determined that no adjustment is appropriate under
Section 7.3 of the Amended and Restated 1997 Employee Stock Option Plan of the Corporation in connection with the transactions contemplated by this Agreement.

     6.9   Investor Designees.  Effective immediately after the Closing,
           ------------------
Investor designees to the Board of Directors of the Corporation shall have been appointed thereto and to any committees thereof in accordance with the terms of the Stockholders Agreement.

     6.10  Restated Agreement.  The Corporation shall have received written
           ------------------
confirmation from Telcordia Technologies, Inc., in form reasonably satisfactory to the Investors, as to the matters described in Section 4.12(i) hereof.

     SECTION 7.  Post-Closing Covenants.
     ----------  ----------------------

     7.1.  Access to Records and Management.  The Corporation shall afford to
           --------------------------------
the Investors holding at least 10% of the issued shares of Series D Preferred Stock (as of the date hereof, including the Preferred Shares), or Common Stock issued upon conversion of such Preferred Shares, and their employees, counsel and other authorized representatives free and full access during normal business hours, upon reasonable advance notice, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation, for any reasonable purpose whatsoever. Such Investors shall be entitled to consult with and advise management of the Corporation on significant business issues, including management's proposed annual operating plans, and management will meet with representatives of Investor (the "Representatives") at the Corporation's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Corporation shall give such Investors reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford Investors adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Corporation agrees to give due consideration to the advice given and any proposals made by such Investors. Each Investor shall use reasonable efforts to maintain the confidentiality of any confidential and proprietary information so obtained by it; provided, however,
                                                            --------  -------
that the foregoing shall in no way limit or otherwise restrict the ability of any Investor or such authorized representatives to disclose any such information concerning the Corporation which (i) was previously known to be free of any obligation to keep confidential, (ii) has become generally known to the public, provided that such public knowledge was not the result of any act attributable to the Investor or its authorized representatives, or (iii) is required by law and notice thereof (if practicable) is given to the Corporation prior to such disclosure so it may seek to obtain a protective order.

     7.2.  Financial Reports.  The Corporation agrees to furnish each Investor
           -----------------
holding at least 10% of the issued shares of Series D Preferred Stock (as of the date hereof, including the Preferred Shares) or Common Stock issued upon conversion of such Preferred Shares, with the following:

           (i) as soon as available but in any event within thirty (30) days after the end of each month, duplicate copies of:

               (A) a consolidated balance sheet of the Corporation as at the end of such month, and

               (B) consolidated statements of income, stockholders' equity and cash flows of the Corporation and its subsidiaries for such month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") applicable to periodic financial statements generally, and fairly presenting, in all material respects, the consolidated financial position of the Corporation and its consolidated results of operations and cash flows, subject to the absence of footnotes and subject to changes resulting from normal year-end adjustments that are not reasonably expected to be material in amount or effect, and accompanied by a certificate of the chief financial officer to the foregoing effect.

          (a)  Quarterly Reports.  As soon as available, but not later than 45
               -----------------
days after the end of each quarterly accounting period, (x) an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, and which shall include the following:

               (i) a consolidated profit and loss statement for such quarterly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such quarterly accounting period;

               (ii) a consolidated balance sheet as at the last day of such quarterly accounting period;

               (iii) a consolidated cash flow analysis for such quarterly accounting period on a cumulative basis for the fiscal year to date;

               (iv) a schedule showing all expenditures of a capital nature in excess of $100,000 individually during such quarterly accounting period; and

               (v) a comparison between the actual figures for such quarterly accounting period, the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and the comparable figures included in the Budget (as defined in Section 7.2(f) hereof) for such quarterly accounting period, with an explanation of any material differences between them;

certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with GAAP (except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the statements and comparisons referred to in Section 7.2(a)(x)(v)), and
(y) a report by management of the Corporation of the operating and financial highlights of the Corporation for such quarterly accounting period which shall include (A) a comparison between operating and financial results and the Budget and (B) an analysis of the operations of the Corporation for the prior quarterly accounting period.

          (b)  Annual Audit.  As soon as available, but not later than 90 days
               ------------
after the end of each fiscal year of the Corporation, audited consolidated financial statements of the Corporation, which shall include a consolidated statement of cash flows and consolidated statement of operations for such fiscal year and a consolidated balance sheet as at the last day thereof; each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of and any final management letter issued by a firm of independent certified public accountants of recognized standing selected by the Board of Directors of the Corporation. The Corporation shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this Section 7.2(b).

          (c)  Subsidiaries.  If for any period the Corporation shall have any
               ------------
subsidiary
or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 7.2(a) and (b) shall be the consolidated (and, in the case of the cash flow statement delivered pursuant to Section 7.2(b), consolidating if normally prepared by the Corporation) financial statements of the Corporation and all such consolidated subsidiaries.

          (d)  Miscellaneous.  Promptly upon becoming available:
               -------------

               (i) upon request, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission, or any securities exchange;

               (ii)  reports and materials of the Board and committees thereof;

               (iii) upon request, copies of (A) all reports prepared for or delivered to the management of the Corporation by its independent public accountants and (B) all reports, material notices and other material documents sent by the Corporation to its lenders; and

               (iv) any other routinely collected financial or other information available to management (including, without limitation, routinely collected statistical data) of the Corporation or as the Investors shall have reasonably requested on a timely basis.

          (e)  Notice of Certain Events.  Written notice to the Investors
               ------------------------
promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation and notice of any default, any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Corporation at the time, to have a Material Adverse Effect. In making such determination, the Corporation may rely on the opinion of its counsel regarding the likelihood and extent of an adverse decision in any litigation, administrative or arbitration proceeding or investigation against the Corporation.

          (f)  Budget.  With respect to each fiscal year commencing with the
               ------
fiscal year ending December 31, 2000, not later than 30 days prior to the commencement of each such fiscal year, one copy of a budget and operating plan (each a "Budget") of the Corporation (containing monthly and quarterly breakdowns of income and cash flow). The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation. The Budget shall be reviewed by the Corporation periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Board in advance and shall be accepted when approved by the Board of Directors.

          (g)  Disclosure of Investment.  The Corporation, on the one hand, and
               ------------------------
each of the Investors, on the other hand, agrees that it will not, (i) except as may be required by law or required to be included in any registration statement or other public filing filed by the Corporation, publicly disclose or issue any press release with respect to the transactions contemplated hereby by or any of the terms thereof without the prior consent of each of the Investors holding at least 10% or more of the then outstanding Class D Preferred Stock (or shares of Common Stock issued upon conversion thereof), which consent shall not be unreasonably withheld, or (ii) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party.

          (h) Key Man Insurance; D&O.  The Corporation shall obtain and
              ----------------------
maintain, as soon as practicable after the hiring of a new CEO, with financially sound and reputable insurers, "key man" term life insurance on the life of the CEO in the amount of $5,000,000, in form reasonably satisfactory to TWCP. Such "key man" term life insurance policy shall be owned by the Corporation and the Corporation shall be named as the payee of all benefits thereunder. The Corporation shall cause to be maintained, provided the same is available at reasonable cost, directors' and officers' liability insurance covering all directors and officers of the Corporation and covering the Non-Voting Observer providing coverage in an amount of at least $10 million.

          (i) Employee Nondisclosure and Secrecy Agreements.  The Corporation
              ---------------------------------------------
shall use its best efforts to obtain a confidential information/non-competition agreement in substantially the form previously provided to Investors, which form may be subject to modifications made upon recommendation of counsel, from future officers, key employees and other employees who will have access to confidential information of the Corporation upon their employment by the Corporation.

     7.3. Non-Voting Observer.
          -------------------

          (a) So long as the TWCP Investors (as defined in the Stockholders Agreement) own shares of Series D Preferred Stock (or Common Stock issued upon conversion of such Preferred Shares), the Corporation shall cause the establishment of one person designated by TWCP as a non-voting observer to the Board of Directors of the Corporation (a "Non-Voting Observer") it being understood that TWCP may from time to time change the designation of such Non-Voting Observer. In the event of a vacancy caused by the resignation or other cessation of service of any Non-Voting Observer, upon nomination by TWCP, the Corporation shall cause the appointment of a new Non-Voting Observer nominated by TWCP at least seven (7) days prior to the date of the next regular or special meeting of the Board. The Non-Voting Observer shall be permitted to attend meetings of the Board or each such other board or committee in person or telephonically.

          (b) The Non-Voting Observer shall be entitled to be present at all meetings of the Board and such observer shall be notified of any meeting of any such board of directors or a committee thereof, including such meeting's time and place, in the same manner and to the same extent, if any, as directors of the Corporation (and with respect to committees, who are not members of such committee) and shall have the same access to information (including any copies of all materials distributed to members of the Board) concerning the business and operations of the Corporation and at the same time and to the same extent, if any, as directors of the Corporation (and with respect to committees, who are not members of such committee) and shall be entitled to participate in discussions of the Board and consult with, and make proposals and furnish advice to, the board of directors or members of the committee without voting; provided, however, that the Corporation shall not be
                          --------  -------
under any obligation to take any action with respect to any proposals made or advice furnished by the Non-Voting Observer. The Non-Voting Observer shall have a duty of confidentiality and a duty of good faith to the Corporation comparable to the analogous duties of a director of the Corporation.

          (c) The Corporation shall indemnify and hold harmless, to the fullest extent permitted under the applicable law, the Non-Voting Observer to the same extent as all other directors and on terms no less favorable than under the Corporation's articles of incorporation and by-laws on the date hereof.

     7.4. Qualified IPO.  Notwithstanding Sections 7.1, 7.2 and 7.3 above,
          -------------
the rights of the Investors and the obligations of the Corporation under such Sections, except those contained in Section 7.2(d)(i) (which shall survive), shall terminate upon the consummation of a firm commitment underwritten public offering of the Corporation's Common Stock under the Securities Act, which results in gross proceeds to the Corporation of not less than Fifty Million Dollars ($50,000,000) at an offering price per share of not less than $22.88 (as adjusted for stock splits, reverse splits, and similar recapitalizations).

     SECTION 8.  Restriction on Transfer.
     ----------  -----------------------

          (a) Preferred Shares held by an Investor and/or any Reserved Shares issued upon conversion of Preferred Shares held by an Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act.

          (b) Each certificate for shares of the capital stock of the Corporation held by an Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 8(c) and 8(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 8 OF A STOCK PURCHASE AGREEMENT AMONG TELLIUM, INC. AND THE OTHER PARTIES

          THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN SUCH CONDITIONS, THE SECRETARY OF TELLIUM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TELLIUM, INC.

          (c) Each Investor agrees, prior to any Transfer of such shares, to give written notice to the Corporation of such Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 8. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or the securities "blue sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be
               --------  -------
necessary for a Transfer by an Investor to an Affiliate or by an Investor that is a partnership to a liquidating trust for the benefit of its partners or to a partner of such Investor, or a retired partner of such Investor who retires after the date hereof, or the estate of any such partner or retired partner if the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if such transferee were originally a signatory to this Agreement or by a TWCP Investor (as defined in the Stockholders Agreement) to the Persons identified in Section 1.11 of the Stockholders Agreement. Such Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 8(b) unless
(x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Corporation shall have waived the requirement of such legends; provided,
                                                               --------
however, that such legend shall not be required on any certificate or other
-------
instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 and the transferee is not an affiliate of the Corporation. No Investor shall Transfer any shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 8(c)).

          (d) Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by this Section 8 upon the transferability of any shares of the capital stock of the Corporation held by an Investor shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 8(c) and, pursuant to Section 8(c), the securities so transferred are not required to bear the legend set forth in
Section 8(b) or (ii) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 8 shall terminate, as herein provided, each Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 8(b) and not containing any other reference to the restrictions imposed by this Section 8.

     SECTION 9.   Transfer Taxes.
     ----------   --------------

          The Corporation agrees that it will pay, and will hold the Investors harmless from, any and all liability with respect to any stamp, transfer or similar taxes which may be determined to be payable in connection with the execution, delivery and performance of this Agreement, or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold the Investors harmless from all issue taxes in respect of the issuance of the Reserved Shares to the Investors.

     SECTION 10.  Exchanges; Lost, Stolen or Mutilated Certificates.  Upon
     -----------  -------------------------------------------------
surrender by any Investor to the Corporation of any certificate representing Preferred Shares or Reserved Shares, the Corporation at its expense will issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Preferred Shares or Reserved Shares purchased or acquired by an Investor upon conversion of the Preferred Shares, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to such Investor a new certificate for such shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

     SECTION 11.  Survival of Representations, Warranties and Agreements, Etc.
     -----------  -----------------------------------------------------------
All representations and warranties hereunder shall survive the Closing and expire on the date that is two years after the Closing Date, and all agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     SECTION 12.  Indemnification.
     -----------  ---------------

          (a) The Corporation shall defend, indemnify and hold each Investor and its Affiliates harmless from all damages, costs (including reasonable attorney's fees), liabilities and penalties (collectively, "Losses") incurred by or awarded against such Investor or its Affiliates arising out of or incident to any breach of the representations and warranties made by the Corporation in or pursuant to
Section 4 of this Agreement, but only to the extent that the Losses incurred by each such Investor in connection with all such breaches exceed $250,000 in the aggregate (in which case the Corporation's liability shall extend to all such Losses); provided, however, that the Corporation's liability to any Investor for Losses which are limited to the diminution in the value of the Preferred Shares purchased by the Investor hereunder shall in no event exceed the product of $9.15 multiplied by the number of Preferred Shares purchased by such Investor hereunder; provided further that the Losses of affiliated Investors shall be aggregated for purposes of the $250,000 threshold.

          (b) Each Investor shall severally defend, indemnify and hold the Corporation and its Affiliates harmless from all damages, costs (including reasonable attorney's fees), liabilities and penalties incurred by or awarded against the Corporation or its Affiliates arising out of or incident to any breach of the representations and warranties made by such Investor in or pursuant to Section 5 of this Agreement.

     SECTION 13.  Remedies.  In case any one or more of the covenants and/or
     -----------  --------
agreements set forth in this Agreement shall have been breached by a party hereto, the other parties may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

     SECTION 14.  Successors and Assigns.  This Agreement shall bind and inure
     -----------  ----------------------
to the benefit of the Corporation, the Investors and the respective successors and assigns of the Corporation and the Investors. The rights and duties of an Investor as set forth herein may not be assigned, in whole or in part, by the Investor without the prior written consent of the Corporation; provided,
                                                               --------
however, that an Investor may assign its rights and duties hereunder to its
-------
Affiliate or in the case of a TWCP Investor to the Persons identified in Section
1.11 of the Stockholders Agreement without the consent of the Corporation, provided that any such assignment shall not release such Investor from any of its obligations hereunder, including, without limitation, pursuant to Section 12(b). Any transferee (other than an Investor) to whom rights under Section 7.1 or 7.2 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies any securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder and under the Stockholders Agreement upon Stockholders (as defined therein) to the same extent as if such transferee were an Investor hereunder and a Stockholder thereunder. A transferee to whom rights are transferred pursuant to this Section 14 may not again transfer such rights to any other person or entity, other than as provided in this Section 14.

     SECTION 15.  Entire Agreement.  Subject to the following sentence, this
     -----------  ----------------
Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. Notwithstanding the foregoing, as between the Corporation and TWCP, that certain letter agreement dated October 21, 1999 shall remain in full force and effect in accordance with its terms.

     SECTION 16.  Notices.  All notices, requests, consents and other
     -----------  -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (a)  if to the Corporation, to:

               Tellium, Inc.
               2 Crescent Place
               Oceanport, NJ 07757

          (b) if to the Investors, to their respective addresses set forth on
Schedule I hereto.

     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     SECTION 17.  Changes.  The terms and provisions of this Agreement may not
     -----------  -------
be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Corporation and Investors, if such parties are holding at least 66-2/3% of the Preferred Shares (or shares issued upon conversion thereof) then outstanding and then held by the Investors.

     SECTION 18.  Counterparts.  This Agreement may be executed in any number
     -----------  ------------
of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 19.  Headings.  The headings of the sections of this Agreement
     -----------  --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 20.  Nouns and Pronouns.  Whenever the context may require, any
     -----------  ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 21.  Governing Law.  This Agreement shall be governed by and
     -----------  -------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

          (BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)

               [Tellium, Inc. Series D Stock Purchase Agreement]

          IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.

TELLIUM, INC., a Delaware corporation (the "Company")

By:  /s/ Richard W. Barcus
   ------------------------------
   Name:  Richard Barcus
   Title: President

               [Tellium, Inc. Series D Stock Purchase Agreement]

PURCHASERS:

                              THOMAS WEISEL CAPITAL PARTNERS, L.P.

                              By: Thomas Weisel Capital Partners LLC, its
                              general partner

                              By:    /s/ William B. Bunting
                                 -------------------------------
                                    Name:  William B. Bunting
                                    Title: Authorized Signatory

                              TWP CEO FOUNDERS' CIRCLE (AI), L.P.

                              By: Thomas Weisel Capital Partners LLC, its
                              general partner


                              By:    /s/ William B. Bunting
                                 -------------------------------
                                    Name:  William B. Bunting
                                    Title: Authorized Signatory

                              TWP CEO FOUNDERS' CIRCLE (QP), L.P.
                              By: Thomas Weisel Capital Partners LLC, its
                              general partner


                              By:    /s/ William B. Bunting
                                 -------------------------------
                                    Name:  William B. Bunting
                                    Title: Authorized Signatory

                              THOMAS WEISEL PARTNERS GROUP LLC


                              By:    /s/ William B. Bunting
                                 -------------------------------
                                    Name:  William B. Bunting
                                    Title: Authorized Signatory

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              RB INVESTMENT PARTNERS II, LLC

                              By:


                              By:      /s/ James H. Chung
                                 ------------------------------
                                    Name:  James H. Chung
                                    Title: Managing Member

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              COMDISCO, INC.


                              By:       /s/ James Labe
                                 ------------------------------
                                    Name:  James Labe
                                    Title: President, Comdisco Ventures Division

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              OAK INVESTMENT PARTNERS VII,
                              LIMITED PARTNERSHIP

                              By:  Oak Associates VII, LLC
                                   Its General Partner


                              By:   /s/ Edward F. Glassmeyer
                                 ------------------------------
                                Name:  Edward F. Glassmeyer
                                Title:  Managing Member

                              OAK VII AFFILIATES FUND,
                              LIMITED PARTNERSHIP

                              By:  Oak VII Affiliates, LLC
                                   Its General Partner


                              By:   /s/ Edward F. Glassmeyer
                                 ------------------------------
                                Name:  Edward F. Glassmeyer
                                Title:  Managing Member

               [Tellium, Inc. Series D Stock Purchase Agreement]


                              PEQUOT PRIVATE EQUITY FUND II, L.P.

                              By:  Pequot Capital Management, Inc.,
                                   Investment Manager


                              By:      /s/ David J. Malat
                                 ------------------------------
                                 Name:  David J. Malat
                                 Title: Chief Financial Officer

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              ACCEL INVESTORS '96 L.P.



                              By:    /s/ G. Carter Sednaoui
                                 ------------------------------
                                 Name:  G. Carter Sednaoui
                                 Title: General Partner

                              ACCEL V L.P.

                              By:  Accel V Associates L.L.C.
                                   Its General Partner


                              By:    /s/ G. Carter Sednaoui
                                 ------------------------------
                                 Name:  G. Carter Sednaoui
                                 Title: Managing Member


                              ACCEL INTERNET/STRATEGIC
                              TECHNOLOGY FUND L.P.

                              By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                                   Its General Partner


                              By:    /s/ G. Carter Sednaoui
                                 ------------------------------
                                 Name:  G. Carter Sednaoui
                                 Title: Managing Member

                              ACCEL KEIRETSU V L.P.

                              By:  Accel Keiretsu V. Associates L.L.C.
                                   Its General Partner


                              By:    /s/ G. Carter Sednaoui
                                 ------------------------------
                                 Name:  G. Carter Sednaoui
                                 Title: Managing Member

              [Tellium, Inc. Series D Stock Purchase Agreement]


                              TELCORDIA TECHNOLOGIES, INC.
                              (formerly Bell Communications Research, Inc.)



                              By:   /s/ William A. Roper, Jr.
                                 ------------------------------
                                 Name:
                                 Title:

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              SCIENCE APPLICATIONS INTERNATIONAL
                              CORPORATION


                              By:   /s/ William A. Roper, Jr.
                                 ------------------------------
                                Name:  William A. Roper, Jr.
                                Title: Executive Vice President and
                                        Chief Financial Officer

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              WORLDVIEW TECHNOLOGY
                              INTERNATIONAL I, L.P.

                              By:  Worldview Capital I, L.P., its General
                                   Partner
                                   Worldview Equity I, L.L.C., its General
                                   Partner

                              By: /s/ Mike Orsak
                                 ----------------------------------
                                Name:  Mike Orsak
                                Title: Member

                              WORLDVIEW TECHNOLOGY PARTNERS I, L.P.
                              By:  Worldview Capital I, L.P., its General
                                   Partner
                                   Worldview Equity I, L.L.C., its General
                                   Partner

                              By: /s/ Mike Orsak
                                 ----------------------------------
                                Name:  Mike Orsak
                                Title: Member

                              WORLDVIEW STRATEGIC PARTNERS I, L.P.

                              By:  Worldview Capital I, L.P., its General
                                   Partner
                                   Worldview Equity I, L.L.C., its General
                                   Partner

                              By: /s/ Mike Orsak
                                 ----------------------------------
                                Name:  Mike Orsak
                                Title: Member

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              BLUE ROCK CAPITAL, L.P.

                              By:  Blue Rock Partners, L.P., its General Partner
                              By:  Blue Rock, Inc., its General Partner


                              By: /s/
                                 ----------------------------------
                                Name:
                                Title:

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              ELLMORE C. PATTERSON PARTNERS


                              By: /s/ Arthur C. Patterson
                                 ----------------------------------
                                Name:  Arthur C. Patterson
                                Title: General Partner

               [Tellium, Inc. Series D Stock Purchase Agreement]

                              ORTEL CORPORATION



                              By: /s/ Israel Ury
                                 ----------------------------
                                 Name:  Israel Ury
                                 Title: Chief Technology Officer

               [Tellium, Inc. Series D Stock Purchase Agreement]




                              /s/ John Wallace
                              --------------------------------------
                              Name: John Wallace



                              /s/
                              --------------------------------------
                              Name: SJJ  LLC

                              ______________________________________
                              Name: SJJ LLC

                                                                  EXECUTION COPY

                                 TELLIUM, INC.

                AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of January 14, 2000, among TELLIUM, INC., a Delaware corporation (the "Company"), and each of the investors signatories hereto under the heading "Investors" (each an "Investor").

        WHEREAS, the Company and the Investors are parties to a Stock Purchase Agreement dated as of December 2, 1999 (the "Agreement"); and

        WHEREAS, the parties to the Agreement desire to amend such agreement on the terms and conditions stated herein;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                1.  Defined Terms. Capitalized terms used and not otherwise
                    -------------
defined in this Agreement shall have the meanings given to such terms in the Agreement.

                2.  Amendment to Section 3.5. Section 3.5 of the Agreement is
                    ------------------------
hereby amended and restated in its entirety to read as follows (changed text appears in bold italics):

                    "3.5. Subsequent Sales of Series D Preferred Stock. It is
                          --------------------------------------------
        anticipated that certain purchasers may not purchase Series D Preferred Stock at the Initial Closing, buy may acquire Series D Preferred Stock in an aggregate amount not to exceed 1,639,347 shares of Series D Preferred Stock at the Purchase Price at no more than three additional closings (each, a "Subsequent Closing" and together with the Initial Closing, the "Closings") no later than January 14, 2000. Any purchaser at a Subsequent Closing shall be acceptable to TWP (as defined in the Stockholders Agreement); provided that up to 546,450 shares of Series D Preferred Stock may be sold to one or more strategic investors or other persons (as identified by a majority of the Corporation's Board of Directors) at a Subsequent Closing without TWP's consent and, provided,
                                                                      --------
        further, that 273,224 shares of Series D Preferred Stock may be sold to
        -------
        Science Applications Research Inc. and/or Science Applications International Corporation without TWP's consent. Any such sales of Series D Preferred Stock shall be made on the terms and conditions set forth in this Agreement and shall be considered to have been issued pursuant hereto. Any Series D Preferred Stock sold pursuant to this
        Section 3.5 shall be deemed to be "Preferred Shares" for all purposes under this Agreement and shall be deemed to be "Preferred Stock" and Registrable Securities" for all purposes of the Stockholders Agreement. Upon execution and delivery of a counterpart to this Agreement, the purchasers thereof shall be deemed to be "Investors" for all purposes of this Agreement and shall be deemed to be "Qualified Offerees" and "Stockholders" as of the date of this Agreement for all purposes of the Stockholders Agreement and Schedule I hereto shall be amended to add such parties."

        3.      Continuing Effect: No Other Amendments. Except as expressly
                --------------------------------------
provided herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific sections of the Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Investors' or the Company's willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Agreement.

        4.      Governing Law. This Amendment shall be governed by, and
                -------------
construed according to the laws of the State of Delaware.

        5.      Effective Date. This Amendment will become effective upon
                --------------
execution by the Company and such Investors holding at least 66 2/3% of the Preferred Shares.

        6.      Counterparts. This Amendment may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                 *  *  *  *  *

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TELLIUM, INC.

By: /s/ Richard W. Barcus
    ----------------------------
   Name:  Richard W. Barcus
   Title: President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                THOMAS WEISEL CAPITAL PARTNERS, L.P.

                                        By: Thomas Weisel Capital Partners LLC,
                                        its general partner

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        TWP CEO FOUNDERS' CIRCLE (AI), L.P.

                                        By: Thomas Weisel Capital Partners LLC,
                                        its general partner

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        TWP CEO FOUNDERS' CIRCLE (QP), L.P.
                                        By: Thomas Weisel Capital Partners LLC,
                                        its general

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        THOMAS WEISEL PARTNERS GROUP LLC

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                RB INVESTMENT PARTNERS II, LLC

                                        By:


                                        By: /s/ James N. Chung
                                           ------------------------------
                                           Name:  James N. Chung
                                           Title: Managing Member & CFO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                COMDISCO, INC.


                                By: /s/ [ILLEGIBLE]
                                   ----------------------------
                                    Name: [ILLEGIBLE]
                                    Title: Vice President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                OAK INVESTMENT PARTNERS VII,
                                LIMITED PARTNERSHIP

                                By:  Oak Associates VII, LLC
                                     Its General Partner


                                By:  /s/ Edward F. Glassmeyer
                                   -----------------------------
                                   Name:  Edward F. Glassmeyer
                                   Title: Managing Member

                                OAK VII AFFILIATES FUND,
                                LIMITED PARTNERSHIP

                                By:  Oak VII Affiliates, LLC
                                     Its General Partner


                                By:  /s/ Edward F. Glassmeyer
                                   -----------------------------
                                   Name:  Edward F. Glassmeyer
                                   Title: Managing Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                                PEQUOT PRIVATE EQUITY FUND II, L.P.

                                By:  Pequot Capital Management, Inc.
                                     Investment Manager


                                By:  David J. Malet
                                   --------------------------------
                                   Name:  David J. Malet
                                   Title: Chief Financial Officer

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                ACCEL INVESTORS '96 L.P.


                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: General Partner

                                ACCEL V L.P.

                                By:  Accel V Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

                                ACCEL INTERNET/STRATEGIC
                                TECHNOLOGY FUND L.P.

                                By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

                                ACCEL KEIRETSU V L.P.

                                By:  Accel Keiretsu V. Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                                TELCORDIA TECHNOLOGIES, INC. (formerly
                                Bell Communications Research, Inc.)


                                By: /s/ William A. Roper
                                   ---------------------------
                                   Name:  William A. Roper
                                   Title: Director

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                SCIENCE APPLICATIONS INTERNATIONAL
                                CORPORATION


                                By:  /s/ William A. Roper
                                   ------------------------------------------
                                   Name:  William A. Roper
                                   Title: Executive Vice President and CFO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                        WORLDVIEW TECHNOLOGY
                        INTERNATIONAL I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner


                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

                        WORLDVIEW TECHNOLOGY PARTNERS I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner

                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

                        WORLDVIEW STRATEGIC PARTNERS I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner

                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                               BLUE ROCK CAPITAL, L.P.

                               By: Blue Rock Partners, L.P., its General Partner
                               By: Blue Rock Inc., its General Partner

                               By: /s/ Virginia Bonker
                                  ----------------------------
                                   Name:  Virginia Bonker
                                   Title: President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                    ELLMORE C. PATTERSON PARTNERS

                                    By: /s/ Arthur C. Patterson
                                       ------------------------
                                       Name:  Arthur C. Patterson
                                       Title: GENERAL PARTNER

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                ORTEL CORPORATION



                                By: /s/ Stephen R. Rizzone
                                   ----------------------------
                                   Name:  Stephen R. Rizzone
                                   Title: President & CEO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                        /s/ John Wallace
                                ----------------------------------
                                Name: John Wallace